                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          American Consumers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             AMERICAN CONSUMERS, INC.
                                 P.O. Box 2328
                          Fort Oglethorpe, Georgia 30742

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               September 18, 1997

TO THE SHAREHOLDERS OF
AMERICAN CONSUMERS, INC.:

    The Annual Meeting of the Shareholders of American Consumers, Inc. ("ACI" or the "Company"), will be held on Thursday, September 18, 1997, at 3:00 p.m. (E.D.T.) at ACI's General Office, 418A Battlefield Parkway, Fort Oglethorpe, Georgia, for the following purposes:

        1) To receive reports of officers pertaining to the operations of the Company during the fiscal year ended May 31, 1997;

        2)  To elect a Board of Directors consisting of seven (7) members; and

        3) To consider and act upon any other business that may properly come before the meeting.

    Only holders of record of ACI's Common Stock, $.10 par value, at the close of business on August 11, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                                     AMERICAN CONSUMERS, INC.


                                                     Michael A. Richardson
                                                     Chairman

Dated: August 21, 1997

    PLEASE READ THE ATTACHED MATERIAL CAREFULLY, THEN COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

                            AMERICAN CONSUMERS, INC.
                                P.O. Box 2328
                         Fort Oglethorpe, Georgia 30742

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                               September 18, 1997

INFORMATION ABOUT PROXY

    The enclosed proxy is solicited by American Consumers, Inc. ("ACI" or the "Company"), for use at the Annual Meeting of Shareholders to be held at ACI's General Office, 418A Battlefield Parkway, Fort Oglethorpe, Georgia, on Thursday, September 18, 1997 and at any adjournment or adjournments thereof (the "Annual Meeting"). The proxy agents named in the enclosed proxy have been selected by the Board of Directors. The expense of solicitation of proxies will be borne by ACI. The proxy and this proxy statement are being mailed to shareholders on or about August 21, 1997.

    Shares represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated in the proxies unless such proxies have previously been revoked. If no instructions are indicated, such shares will be voted (i) for the election of the Board of Directors' seven (7) nominees for director as set forth in this proxy statement and (ii) in the best judgment of the proxy agents, for such other matters as properly come before the Annual Meeting.

    Any proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it, insofar as it has not been exercised, by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by submission of a later-dated, properly executed proxy, or by revoking the proxy in person and voting at the Annual Meeting. Any shareholder who attends the Annual Meeting may personally announce his intention to vote the shares standing in his name as record holder and vote such shares thereby, and for purposes of such vote, suspend any proxy (other than an irrevocable proxy) theretofore given by him. Any written notice revoking a proxy should be sent to American Consumers, Inc., P.O. Box 2328, Fort Oglethorpe, Georgia 30742, Attention: Reba S. Southern, Secretary.

PROPOSALS OF SECURITY HOLDERS FOR 1998 ANNUAL MEETING

    In accordance with current rules of the Securities and Exchange Commission, any shareholder wishing to submit a proposal for inclusion in the Company's Proxy Materials must submit the proposal to ACI at its General Office, 418A Battlefield Parkway, Fort Oglethorpe, Georgia 30742, at least one hundred twenty
(120) days in advance of the date corresponding with the date of the prior year's proxy statement. To submit proposals for inclusion in the Company's Proxy Materials for the Annual Meeting of Shareholders in 1998, shareholder proposals must be received by the Company not later than April 23, 1998

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

    Holders of record of ACI's Common Stock, $.10 par value (the "Common Stock"), at the close of business on August 11, 1997, will be entitled to notice of and to vote at the Annual Meeting. The number of shares of outstanding Common Stock entitled to vote as of August 11, 1997, was 921,507 shares having one vote each on all matters properly brought before the meeting, exercisable in person or by properly executed proxy. Cumulative voting is not permitted.

    A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a plurality of the shares represented at the meeting and entitled to vote shall be the vote necessary to elect a director. Shares represented by proxies that reflect abstentions or represent "broker non-votes" (indications by brokers that they do not have discretionary authority to vote on a particular matter with respect to such shares) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast." Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting, assuming the presence of a quorum.

PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information as to each person known to ACI to be the beneficial owner of more than five percent (5 %) of its outstanding Common Stock and the amount and nature of such beneficial ownership by all directors and officers of ACI as a group, as of August 11, 1997.

                                                         AMOUNT AND NATURE     PERCENT
                             NAME AND ADDRESS OF           OF BENEFICIAL         OF
TITLE OF CLASS                BENEFICIAL OWNER           OWNERSHIP (1) (2)      CLASS
--------------------  --------------------------------  -------------------  -----------
Common Stock          ZBR, Inc. (2)                       484,000               52.52%
$.10 par value        P.O. Box 2328
                      Fort Oglethorpe, GA 30742

Common Stock          Michael A. Richardson (3)           499,067(4)(5)(6)      54.16%
$.10 par value        P.O. Box 1230
                      LaFayette, GA 30728

Common Stock          Beatrice H. Richardson (3)          488,010(4)            52.96%
$.10 par value        89 Donna Lee Drive
                      Fort Oglethorpe, GA 30742

Common Stock          Diana K. Richardson (3)             499,287(4)(5)(6)      54.18%
$.10 par value        P.O. Box 1230
                      LaFayette, GA 30728

Common Stock          All Directors & Officers            539,057               58.50%
$.10 par value        as a group (9 persons)
                      Fort Oglethorpe, GA 30742


------------------------

(1) A person is deemed to be the "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security, or if, under certain circumstances, a person has the right to acquire either voting power or investment power over such security through the exercise of an option or other contractual right. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no personal economic interest or which he may not vote. Except as otherwise noted, all shares included in the table are owned by the persons specified with sole voting and sole investment power.

(2) ZBR is a closely held corporation whose officers and directors are Michael
    A. Richardson, Beatrice H. Richardson, and Diana K. Richardson. ZBR owns 484,000 shares of Common Stock.

(3) Diana K. Richardson is the wife of Michael A. Richardson. Beatrice H. Richardson is the mother of Michael A. Richardson. Thomas L. Richardson, a director of ACI, is the uncle of Michael A. Richardson.

(4) This includes 484,000 shares owned by ZBR as to which (s)he exercises shared voting and investment power. See note (2).

(5) This includes 10,612 shares held by children of Michael A. Richardson and Diana K. Richardson, as to which they exercise shared voting and investment power.

(6) This includes 4,455 shares jointly owned by Michael A. Richardson and Diana
    K. Richardson as to which they exercise shared voting and investment power.

ELECTION OF DIRECTORS

    Under ACI's By-Laws, not less than three (3) nor more than twenty-five
(25) directors may be elected at the Annual Meeting. The Company's management recommends that the number of directors which shall constitute the Board of Directors be fixed at seven (7) for the ensuing fiscal year and that the seven (7) nominees listed below be elected to serve for a term of one year or until their successors have been duly elected and qualified. If any of the nominees should become unavailable, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The management has no reason to believe that any of the nominees will become unavailable to serve. In any event, the enclosed proxy cannot be voted for a greater number of persons than the number of directors set by the shareholders.

INFORMATION ABOUT NOMINEES FOR DIRECTOR

    The information set forth below, in regard to the principal occupation or employment of each nominee during the past five (5) years and in regard to the beneficial ownership of securities of each nominee, has been furnished to the Company by the respective nominee.

                                                                                    SHARES BENEFICIALLY
NAME AND POSITION WITH                   PRINCIPAL OCCUPATION OR                        OWNED AS OF
  ACI                          AGE             EMPLOYMENT          DIRECTOR SINCE   AUGUST 11, 1997 (1)   PERCENT OF CLASS
-------------------------      ---      -------------------------  ---------------  --------------------  -----------------
Michael A. Richardson (3)      51       Chairman of ACI effective        1973        499,067(2)(4)(5)(6)        54.16%
  Chairman of the Board                 April 4, 1991; President
  President                             of ACI since January,
  Chief Executive Officer               1987.
  Executive Committee

Paul R. Cook                   47       Executive Vice President/        1991               1,375                  *
  Executive Vice President              Treasurer since April
  Treasurer                             1991. Director of Capital
  Executive Committee                   Bank, Fort Oglethorpe, GA
                                        since May 1993.

Virgil E. Bishop               58       Vice President of ACI            1987                 490                  *
  Vice President                        since 1969.
  Executive Committee

John P. Price                  76       Retired Pharmacist since         1968               4,400                  *
  Audit Committee                       April, 1986; Pharmacist
  Compensation Committee                with Price Pharmacy prior
                                        to April, 1986.

Thomas L. Richardson (3)       67       Chairman and Former CEO          1970               5,837                  *
  Audit Committee                       of Learning Labs, Inc.
  Compensation Committee                (distributor of
                                        educational equipment)
                                        since 1967 (Retired).

Jerome P. Sims, Sr.            72       Physician; Director of           1968              27,793                 3.04%
  Audit Committe                        Bankers First formerly
  Compensation Committee                Southeast Federal
                                        Savings, Rossville, GA

Herbert S. Willbanks           77       Retired Businessman since        1976               None                    *
  Audit Committee                       1985; Owner and operator
  Compensation Committee                of Willbanks Paint Center
                                        prior to 1985.

Footnote references (1-6) are explained in the "Principal Shareholders" section. *Less than 1% of total common shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission ("SEC") thereunder require the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors, and persons owning more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 1997, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company's Common Stock were satisfied.

DIRECTORS' FEES AND ATTENDANCE

    The Board held four meetings in the fiscal year ended May 31, 1997. ACI has an Audit Committee which recommends, for approval by the Board of Directors, a firm of independent certified public accountants to serve as auditors for ACI, makes recommendations to the Board of Directors with respect to the scope of the annual audit, approves the services which the auditors render to ACI (without impairing the auditors' independence), and may undertake investigations of any matter of a financial nature and make recommendations to the Board of Directors with respect thereto. Present members of the Audit Committee are John P. Price, Thomas L. Richardson, Herbert S. Willbanks and Jerome P. Sims. This committee met once in the fiscal year ended May 31, 1997.

    The Board of Directors has appointed a Compensation Committee for the current fiscal year. The Compensation Committee will annually review the compensation of the Company's executive officers and may recommend changes in such compensation to the Board for approval. These functions were performed by the Audit Committee prior to the creation of the Compensation Committee for the current fiscal year. Present members of the Compensation Committee are John P. Price, Thomas L. Richardson, Herbert S. Willbanks and Jerome P. Sims. The Compensation Committee met once during the fiscal year ended May 31, 1997. No director attended fewer than 75 % of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any committee on which he served.

    The Board of Directors does not have a nominating committee.

    All of the Company's Directors are compensated for their services as Directors at the rate of $300 per month.

EXECUTIVE COMPENSATION

                                                                                SUMMARY COMPENSATION TABLE

                                                                                   ANNUAL COMPENSATION
                                                                   ----------------------------------------------------
                                                                                                            OTHER
                 NAME OF INDIVIDUAL AND CAPACITY                                                           ANNUAL
                 IN WHICH SUCH INDIVIDUAL SERVED                     YEAR      SALARY     BONUS (1)   COMPENSATION (2)
-----------------------------------------------------------------  ---------  ---------  -----------  -----------------
Michael A. Richardson............................................       1997  $  82,608   $   8,380       $   6,914
President and....................................................       1996     80,462      26,641           4,578
Chief Executive Officer..........................................       1995     79,798      19,942           4,718

------------------------

(1) The Company has a policy of awarding discretionary cash bonuses to selected officers of the Company based on the results of operations. The amounts of such bonuses are determined by the Board of Directors. Individuals receiving such bonuses do not participate in the determination of the amount, if any, to be awarded.

(2) The amount shown includes the personal use of company vehicles which are provided to certain officers and a 15 % discount on groceries purchased from ACI, provided to all officers, but does not include directors' fees of $300 per month.

    The Company does not provide any compensation to its executive officers pursuant to any long-term incentive plan. No executive officer of the Company received aggregate compensation in excess of $100,000 for the last completed fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Messrs.  John P. Price, Thomas
L. Richardson, Herbert S. Wilbanks and Jerome P. Sims. No member of the Compensation Committee: (i) was an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had a direct or indirect material interest in any transaction in which the amount involved exceeded $60,000 to which the Company is, or during the last fiscal year was, a party. Thomas L. Richardson, a member of the Compensation Committee, is the uncle of Michael A. Richardson.

                           REPORT OF THE COMPENSATION

                      COMMITTEE OF THE BOARD OF DIRECTORS

                          OF AMERICAN CONSUMERS, INC.

    The Compensation Committee of the Board of Directors, composed of Messrs. John P. Price, Thomas L. Richardson, Herbert S. Willbanks and Jerome P. Sims, administers the Company's bonus plan, annually reviews and recommends compensation for all officers of the Company and submits its recommendations to the Board. As part of its process of review, the Committee receives recommendations from the Company's senior management, including Mr. Richardson. The Committee has one regular meeting each year immediately preceding the Company's Annual Meeting of Shareholders to consider compensation, and meets on an as needed basis at other times during the year. The following is a report submitted by the Committee addressing the Company's compensation policies applicable to Michael A. Richardson, the Company's Chief Executive Officer, and its most highly compensated executive officers. No other executive officer of the Company had aggregate annual salary and bonus in excess of $100,000 for the relevant period. Accordingly, no officer other than Michael A. Richardson is named in the preceding table.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS DURING FISCAL 1997

    The Company's Compensation Policies have been designed to attract and retain experienced and highly competent individuals and to provide adequate incentives to such individuals to contribute to the success and implementation of the Company's business strategies, while enhancing long-term shareholder value. Accordingly, compensation of the Company's executive officers and Chief Executive Officer consists of a base salary and benefits thought to be competitive within the retail grocery business as well as the opportunity to participate in an annual bonus explicitly related to Company performance. It is believed that the overall levels of compensation and benefits paid and provided to the Company's executive officers, including the Company's Chief Executive Officer, are competitive within the industry. Compensation of each of the Company's senior executives consists of two principal elements:

- BASE SALARY

    Each executive officer is paid a base salary. The base compensation of Michael A. Richardson was increased from $80,462 to $82,608 during the past fiscal year. The base compensation of all other executive officers was increased approximately 3.2% during the past fiscal year.

- BONUS

    During 1997, the Company's executive officers were eligible to receive a discretionary cash bonus, pursuant to the Company's Bonus Plan ("Bonus Plan"). Under the Bonus Plan, a cash bonus may be established as a fixed percentage of the Company's pre-tax income for the year then ended. The size of the bonus therefore depends on the percentage established by the Company's Compensation Committee and upon the level of net income before tax achieved by the Company.

    The bonus percentage established by the Committee was 6% of the Company's net pretax income for the Chief Executive Officer. Accordingly, because the Company's net income before tax was lower this year than last, the bonuses awarded to the Company's executive officers were lower by approximately $31,487.

- CEO COMPENSATION

    As indicated above, compensation of the Company's executive officers is designed to be at a level which is competitive within the industry. The base salary is not directly or explicitly related to Company performance.

    Mr. Richardson's compensation in fiscal 1997 consisted of his base salary plus the bonus to him granted under the Bonus Plan. As noted above, the amount of such bonus to Mr. Richardson depends upon enhancement of overall shareholder values reflected by increases in the Company's earnings.

    Mr. Richardson's bonus for 1997 was lower, compared to 1996, reflecting lower net earnings before taxes during the period. The Committee believes that the grant of such bonuses, disclosed in greater detail in the preceding table, serves as a reward to Mr. Richardson for improvement of the Company's earnings and, indirectly, enhancement of shareholder values.

John P. Price
Thomas L. Richardson
Herbert S. Wilbanks
Jerome P. Sims

COMMON STOCK PERFORMANCE

    As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance with a broad market equity index and with a peer group of companies. The Company's Common Stock is not actively traded, and accordingly, the stock prices assumed for the presentation in the accompanying graph are based on a small number of isolated trades.

    The peer group set forth in the graph represents all publicly traded companies appearing in the Value Line Retail Grocery Store industry group and, generally, represent companies that are significantly larger than ACI. The results of individual companies within the peer group have been weighted based on beginning of period market capitalization relative to the overall peer group.

                            AMERICAN CONSUMERS, INC.
                        TABULAR STOCK GRAPH INFORMATION
                    TO SUBSTITUE FOR GRAPHIC PRESENTATION IN
                     EDGAR VERSION OF 1997 PROXY STATEMENT

    (Cumulative Total Return Graph appears here; plot points are as follows)

                                                                1992       1993       1994       1995       1996       1997
                                                              ---------  ---------  ---------  ---------  ---------  ---------
American Consumers, Inc.....................................  $     100  $  100.00  $  105.33  $  154.01  $  160.24  $   89.73
S&P 500-Registered Trademark-...............................  $     100  $  111.61  $  116.36  $  139.86  $  179.63  $  232.25
Peer Group..................................................  $     100  $  122.51  $  123.48  $  143.02  $  204.99  $  230.39

ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended May 31, 1997, including financial statements for the fiscal year and comparable periods, including the notes thereto, accompanies this Proxy Statement.

CERTAIN TRANSACTIONS

    During the fiscal year ended May 31, 1997, the Company borrowed an additional $15,000 and repaid $87,000 of the outstanding principal balance on an unsecured note payable to Beatrice Richardson, mother of Michael A. Richardson. The principal balance remaining on such note as of the end of the 1997 fiscal year, following such additional borrowing and repayment, is $129,000 and the interest rate on the borrowing at any given time is set at .25% less than the then-current base rate charged the Company by its principal lender.

OTHER MATTERS

    Upon recommendation of the Audit Committee (composed of Messrs. Sims, Willbanks, Price and Thomas L. Richardson), the Board of Directors has selected the firm of Hazlett, Lewis and Bieter as independent certified public accountants to examine and report upon the financial statements of the Company for the fiscal year ending in 1998. Such selection is subject to the negotiation of a reasonable fee for services to be rendered by the firm. A representative of Hazlett, Lewis and Bieter is expected to be present at the Annual Meeting to be available to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

    Reports of officers will be received by the Company's shareholders at the Annual Meeting; such receipt will not constitute approval of the matters referred to in such reports.

    The management knows of no matters to be presented for action at the Annual Meeting other than fixing the number of directors at seven (7) and the election of directors for the ensuing fiscal year. If other matters should come before the meeting, the enclosed proxy confers upon the persons named therein discretionary authority to vote such proxies in respect to any such other matters in accordance with their best judgment.

Dated: August 21, 1997

                               AMERICAN CONSUMERS, INC.

                       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  September 18, 1997

                      THIS PROXY IS BEING SOLICITED ON BEHALF OF
                                THE BOARD OF DIRECTORS


     Michael A. Richardson and Paul R. Cook, and each of them, with full power to act alone in the absence of the other, are hereby authorized to vote the shares of the undersigned in American Consumers, Inc. ("ACI" or the "Company") at its Annual Meeting of Shareholders to be held Thursday, September 18, 1997, or at any adjournment or adjournments thereof (the "Annual Meeting"), upon the matters set forth below in the manner indicated and at the discretion of the persons named above on any other matter or matters which may properly come before said meeting or any adjournment or adjournments thereof and require the vote of shareholders:

1.  ELECTION OF DIRECTORS

    WITH (       )  WITHOUT (        ) authority to fix the number of directors
    for the ensuing fiscal year at seven (7) and to vote for the election of the entire group of persons nominated for election to the Board of Directors (except as indicated below), consisting of John P. Price; Michael
    A. Richardson; Thomas L. Richardson; Paul R. Cook; Jerome P. Sims, Sr.; Herbert S. Willbanks; Virgil E. Bishop; or for such substitute nominee or nominees named by the Board of Directors at the Annual Meeting if any of the foregoing nominees is unable to serve or will not serve.

(You may withhold authority to vote for any nominee listed above by entering his name in the space below.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If this proxy is executed and returned, it will be voted in accordance with your instructions indicated above unless revoked. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED AFFIRMATIVELY FOR EACH OF THE LISTED NOMINEES.

     The proxy may be revoked by you at any time before it is voted, and will in no way interfere with your right to vote in person if you attend the meeting.

IF ANY OF THE FOREGOING NAMED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IS UNABLE TO SERVE OR WILL NOT SERVE, THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE AT THE ANNUAL MEETING FOR SUBSTITUTE NOMINEES SELECTED BY THE BOARD OF DIRECTORS.

This proxy should be dated, signed by the shareholder, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.
                                  DATED _______________________________, 1997

                                  ____________________________________________

                                  ____________________________________________
                                  Signature of Shareholder